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                   OFFICER'S CERTIFICATE REGARDING COMPLIANCE

                          USAA AUTO OWNER TRUST 2004-1

                         1.08%, $505,000,000 CLASS A-1,

                         1.43%, $461,000,000 CLASS A-2,

                         2.06%, $596,000,000 CLASS A-3,

                         2.67%, $295,250,000, CLASS A-4,

                           3.21%, $42,750,150 CLASS B

                    AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

     The undersigned individual, a duly authorized officer of USAA Federal Savings Bank (the "Servicer"), acting on behalf of the Servicer, hereby CERTIFIES on behalf of the Servicer pursuant to Section 3.10(a) of the Sale and Servicing Agreement (the "Agreement") dated as of February 1, 2004, as follows:

     1. A review of the activities of the Servicer during the period January 1, 2004 through December 31, 2004, and of its performance under the Agreement has been made under such officer's supervision, and

     2. To the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under the Agreement throughout such period.

                                         USAA FEDERAL SAVINGS BANK
                                         ("Servicer")


                                         By: Edwin T. McQuiston
                                             -----------------------------------
                                             Edwin T. McQuiston
                                             Title: Vice President

                                         Date: March 29, 2005

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